                                                                    EXHIBIT 23-A

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-12481 of Veritas DGC Inc. on Form S-3 of our report dated October 10, 1996, and to the reference to us under the headings "Selected Financial Data" and "Experts" appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-12481 of Veritas DGC Inc. on Form S-3 of our report dated October 10, 1996, appearing in the Annual Report on Form 10-K of Veritas DGC Inc. for the year ended July 31, 1996.

DELOITTE & TOUCHE LLP

Houston, Texas
October 17, 1996